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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-20528 of Lazare Kaplan International Inc. on Form S-8, of our report dated July 13, 1994 (August 31, 1994 as to Note 11), incorporated by reference in the Annual Report on Form 10-K for the year ended May 31, 1995.


Deloitte & Touche LLP


New York, New York
August 28, 1995


                       STATEMENT OF DIFFERENCES

The registered trademark symbol shall be expressed as............. 'r'